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                                                                    Exhibit 23.2

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-53562 and No. 333-50124 of Comdial Corporation on Forms S-8 of our report dated April 10, 2001 appearing in the Annual Report on Form 10-K/A of Comdial Corporation for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP
Richmond, Virginia
November 14, 2002